Exhibit 10.1

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is entered into as of June 23, 2021 (the “Rescission Date”), by and between GHS Investments, LLC (the “GHS”) and LGBTQ Loyalty Holdings, Inc. (the “Company”, each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, GHS and the Company are parties to that certain Securities Purchase Agreement, dated April 8, 2021, a copy of which is attached as Exhibit A hereto (the “April Agreement”), providing for, among other things, the offer and purchase and sale of four hundred (400) shares of the Company’s Series D Convertible Preferred Stock (“April Series D Preferred Stock”) and a five year warrant to purchase up to 40,000,000 shares of the Company’s Common Stock, the original copy of which is attached hereto as Exhibit B (the “April Warrant”); and

WHEREAS, GHS and the Company are also parties to that certain Securities Purchase Agreement, dated May 21, 2021, a copy of which is attached as Exhibit C hereto (the “May Agreement”, together with the April Agreement, the “Purchase Agreements”), providing for, among other things, the offer and purchase and sale of an additional one hundred and fifty (150) shares of the Company’s Series D Convertible Preferred Stock (“May Series D Preferred Stock”, together with the April Series D Preferred Stock, the “Preferred Stock”) and a five year warrant to purchase up to 1,500,000 shares of the Company’s Common Stock, the original copy of which is attached hereto as Exhibit D (the “May Warrant”, together with the April Warrant, the “Warrants”); and

WHEREAS, the Parties now wish to rescind, ab initio, the issuance of the Warrants issued pursuant to the Purchase Agreements (the “Rescission”); and

WHEREAS, in connection with the Rescission, the Parties are executing and delivering simultaneously herewith two (2) Amended and Restated Purchase Agreements, as more fully detailed in the respective agreements, which seek to amend and restate the terms and conditions contained in the April Agreement and the May Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Rescission of Warrants.

(a) April Warrant. GHS and the Company agree that the issuance of the April Warrant is hereby unconditionally and irrevocably rescinded ab initio by GHS and the Company, and the April Warrant is neither valid nor effective in any manner whatsoever. Each Party hereby acknowledges that it has been restored to the position in which such Party found itself on the date that the April Agreement was executed but without any references, rights or obligations relative to the April Warrant contained in, or otherwise granted in, either the April Agreement or April Warrant. As a result, GHS has no rights whatsoever to the April Warrant and the Company has no rights whatsoever to the any exercise price that it may have received pursuant to the April Warrant.

(b) May Warrant. GHS and the Company agree that the issuance of the May Warrant is hereby unconditionally and irrevocably rescinded ab initio by GHS and the Company, and the May Warrant is neither valid nor effective in any manner whatsoever. Each Party hereby acknowledges that it has been restored to the position in which such Party found itself on the date that the May Agreement was executed but without any references, rights or obligations relative to the May Warrant contained in, or otherwise granted in, either the May Agreement or May Warrant. As a result, GHS has no rights whatsoever to the May Warrant and the Company has no rights whatsoever to the any exercise price that it may have received pursuant to the May Warrant.

(c) Further Obligations. In connection with the rescission, the Parties agree as follows:

a. the Parties hereto individually and jointly agree that all terms, conditions, covenants, representations and warranties in the respective Purchase Agreements regarding the Warrants are null and void ab initio and of no further force or effect;

b. the Parties agree that any and all assets, property, securities or items of value that may have been assigned or transferred pursuant to the terms of the respective Purchase Agreements regarding the Warrants are hereby transferred and re-conveyed to the respective Party that assigned and/or transferred such items under the terms of the respective Purchase Agreements;

c. the Parties shall treat the respective Purchase Agreements as rescinded for all purposes regarding the Warrants and shall take no action inconsistent with such treatment; and

d. this Agreement and the rescission of the Warrants are binding upon each of the Parties and their respective legal representatives, successors and assigns and shall become effective automatically without further act on the part of any Party upon execution of this Agreement.

2. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature. This Agreement constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. Each party understands this Agreement and acknowledges that each has had an opportunity to be represented by independent counsel in connection with the review and execution of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GHS Investments, LLC

By:	/s/ Sarfraz Hajee
Name:	Sarfraz Hajee
Title:	Member

LGBTQ Loyalty Holdings, Inc.

By:	/s/ Robert Blair
Name:	Robert Blair
Title:	Chief Executive Officer

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